UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2022
WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 29, 2022, Daniel P. Holderman was appointed as Senior Vice President and Co-Chief Operating Officer of Western Midstream Holdings, LLC (“WES GP”), the general partner of Western Midstream Partners, LP (the “Partnership”), with responsibility for the Partnership’s Delaware Basin operations. Craig W. Collins will continue to serve at WES GP as Senior Vice President and Co-Chief Operating Officer, overseeing the Partnership’s Rockies—including DJ Basin—and South Texas operations as well as its equity investments.

Before joining the Partnership, Mr. Holderman, age 42, was Director, Delaware Basin Asset for Oxy USA, Inc., a subsidiary of Occidental Petroleum Corporation (“Occidental”), assuming the role in November of 2018. Previously, Mr. Holderman had served as the Asset Manager overseeing Occidental’s Midland Basin assets in West Texas, assuming that role in June 2017. Mr. Holderman joined Occidental in December of 2013, and held various engineering and operations leadership roles across drilling, completions and production operations. Prior to joining Occidental, Mr. Holderman had 9 years of experience in engineering, upstream operations and commercial roles with ExxonMobil.

In connection with his appointment as an officer of WES GP, the board of directors of WES GP (the “Board”) approved, upon the recommendation of the Compensation Committee of the Board, a compensation package for Mr. Holderman as follows: (a) a base salary of $375,000, (b) a performance-based annual cash incentive bonus target equal to 80% of base salary, and (c) an equity award (the “Award”) under the Western Gas Equity Partners, LP 2017 Long-Term Incentive Plan consisting of 17,637 time-based phantom units that vest 20% on February 12, 2023, 40% on February 12, 2024, and 40% on February 12, 2025. Upon vesting, the Award generally will be settled in the Partnership’s common units. Distribution equivalent rights for the Award are paid in cash on a quarterly basis. The foregoing description of the Award is qualified in its entirety by reference to the form of award agreement for the Award, which is filed as Exhibit 10.10 to the Partnership’s Form 10-K for the year ended December 31, 2021.

Other than as described herein, there is no arrangement or understanding between Mr. Holderman and any other person pursuant to which he was selected as an officer of WES GP. There are no existing relationships between Mr. Holderman, WES GP, the Partnership, Occidental or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	August 29, 2022	By:	/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer